UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 19, 2017

Forterra, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-37921	37-1830464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

511 East John Carpenter Freeway, 6th Floor, Irving, TX	75062
(Address of Principal Executive Offices)	(Zip Code)

(469) 458-7973
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

EXPLANATORY NOTE

On June 21, 2017, Forterra, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial 8-K”) to report the final voting results of the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”).  This Form 8-K/A amends the Initial 8-K to disclose the Company’s decision regarding the frequency of future advisory votes on executive compensation.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Annual Meeting, a majority of the votes cast voted in favor of holding an advisory vote on the Company’s executive compensation each year.  The Company’s Board of Directors has considered the outcome of this advisory vote and determined, consistent with its recommendation with respect to this proposal in the Company’s proxy statement for the Annual Meeting, that the Company will hold future advisory votes on the Company’s executive compensation each year until the next required vote on the frequency of advisory votes on the Company’s executive compensation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forterra, Inc.

/s/ Lori M. Browne
Lori M. Browne
Senior Vice President, General Counsel and Secretary
Date: November 15, 2017